UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2008

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, Pennsylvania	19034
(Address of Principal Executive Offices)	(Zip Code)

(215) 784-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the closing of the acquisition of substantially all of the assets of Orthodyne Electronics Corporation (“Orthodyne”) described in Item 2.01 below, Kulicke and Soffa Wedge Bonding, Inc., a subsidiary of Kulicke and Soffa Industries, Inc. (the “Company”), entered into a lease agreement (the “Lease”) with Orthodyne for certain real property owned by Orthodyne. The Lease, dated as of October 3, 2008, has a five-year term with a five-year renewal option. Rent is $124,369.45 per month in the first year and increases by 3% per year thereafter. If exercised, rent during the renewal term will be fair market rent. The Company is guaranteeing the obligations of its subsidiary under the Lease.

The foregoing description of the Lease is qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 3, 2008, the Company completed the acquisition of substantially all of the assets of Orthodyne pursuant to the Asset Purchase Agreement dated as of July 31, 2008 between the Company and Orthodyne, as amended by that certain Amendment to Asset Purchase Agreement dated as of October 3, 2008 (as amended, the “Agreement”). Pursuant to the Agreement, the Company purchased substantially all of Orthodyne’s assets used in connection with its business of designing, manufacturing and selling wedge bonder and heavy wire wedges, and assumed certain liabilities related thereto (the “Orthodyne Transaction”).

The purchase price for the Orthodyne Transaction consisted of approximately 7.1 million shares of the Company’s common stock (the “Shares”) plus approximately $82.6 million in cash, which included an estimated working capital adjustment of approximately $2.6 million. The purchase price is subject to a post-closing working capital adjustment as set forth in the Agreement. Subject to certain limitations, Orthodyne agreed to indemnify the Company for breaches of Orthodyne’s representations, warranties and covenants. A total of 15% of the purchase price was placed in escrow as partial security for Orthodyne’s indemnification obligations under the Agreement. In addition, the Company agreed to pay Orthodyne up to an additional $40 million in cash based upon the gross profit realized by the acquired business over the next three years pursuant to an Earnout Agreement entered into between the Company and Orthodyne on July 31, 2008. The transaction was previously announced and reported by the Company on its current report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2008 (the “July 31st Form 8-K”).

As part of the Agreement, the Company agreed to file a registration statement covering the Shares within ten business days following the filing of the required financial statements for Orthodyne’s business. The Company also entered into employment agreements with three key Orthodyne employees. Additional details regarding the sale are contained in the July 31st Form 8-K.

The Company issued a press release on October 6, 2008 with respect to the Orthodyne Transaction, a copy of which is furnished as Exhibit 99.2 to this current report on Form 8-K.

The foregoing descriptions of the Agreement, the Amendment to Asset Purchase Agreement and the Earnout Agreement are qualified in their entirety by reference to such agreements, copies of which are attached as Exhibits 2.1, 2.2 and 2.3, respectively, to this current report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 with regard to the Orthodyne Transaction is incorporated by reference into this Item 3.02. The Company’s issuance of the Shares to Orthodyne was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)-(b) Financial statements of the acquired business and pro forma financial information with respect to the acquired business will be filed by an amendment to this Form 8-K within 71 days after the date that this initial report on Form 8-K is filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement between Orthodyne and the Company, dated as of July 31, 2008, is incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on July 31, 2008.*

2.2	Amendment to the Asset Purchase Agreement between Orthodyne and the Company, dated as of October 3, 2008.

2.3	Earnout Agreement between Orthodyne and the Company, dated as of July 31, 2008, is incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the Commission on July 31, 2008.

99.1	Lease Agreement between Orthodyne and Kulicke and Soffa Wedge Bonding, Inc., dated as of October 3, 2008.

99.2	Press release dated October 6, 2008.

*	Schedules and attachments have been omitted but will be provided to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Dated: October 8, 2008	By:	/s/ Maurice E. Carson
	Name:	Maurice E. Carson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement between Orthodyne and the Company, dated as of July 31, 2008, is incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Commission on July 31, 2008.*

2.2	Amendment to the Asset Purchase Agreement between Orthodyne and the Company, dated as of October 3, 2008.

2.3	Earnout Agreement between Orthodyne and the Company, dated as of July 31, 2008, is incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the Commission on July 31, 2008.

99.1	Lease Agreement between Orthodyne and Kulicke and Soffa Wedge Bonding, Inc., dated as of October 3, 2008.

99.2	Press release dated October 6, 2008.

*	Schedules and attachments have been omitted but will be provided to the Commission upon request.